UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1885 West 2100 South, Salt Lake City, UT 84119

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 839-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendment and Restatement of Certificate of Incorporation

On February 19, 2014, Amedica Corporation (the “Company”) filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. As described in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 12, 2014, the Company’s board of directors (the “Board”) and its stockholders previously approved the Restated Certificate to be in effect upon the closing of the initial public offering. The Restated Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation, as amended, to, among other things: (i) maintain the number of shares of authorized capital stock at 250,000,000 shares of common stock and 130,000,000 shares of undesignated preferred stock that may be issued from time to time by the board of directors without further stockholder authorization in one or more series upon the relative powers, preferences and rights of any such series, and the qualifications, limitations or restrictions as designated by the Board; (ii) eliminate all references to the previously existing series of preferred stock; and (iii) permit the Board to adopt, amend or repeal the Company’s bylaws without obtaining stockholder approval; (iv) require the approval of holders at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, to adopt, amend or repeal the Company’s bylaws or to remove the entire Board; (v) provide that special meetings of stockholders may only be called by Board; (vi) prohibit the stockholders from acting by written consent in lieu of a meeting of stockholders, thereby requiring all stockholder actions to be taken at a duly called annual or special meeting of stockholders; and (vii) grant the Board the authority to set the number of directors pursuant to a resolution of a majority of the Board. Amendment of certain provisions of the Restated Certificate requires holders at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

A summary of certain provisions of the Restated Certificate is set forth in the section titled “Description of Capital Stock” in the prospectus filed by the Company on February 12, 2014, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), which summary is hereby incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of February 19, 2014, the Company amended and restated its bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Board and the Company’s stockholders previously approved the Restated Bylaws to be in effect upon the closing of the Company’s initial public offering. The Restated Bylaws amend and restate in their entirety the Company’s bylaws to, among other things: (i) permit the board of directors to alter, amend or repeal the bylaws without obtaining stockholder approval; (ii) require the approval of at least 80% of the shares entitled to vote in the election of directors to adopt, amend or repeal the bylaws; (iii) require all stockholder actions be taken by a vote of the stockholders at an annual or special meeting and eliminate the ability of the stockholders to take any action by written consent in lieu of a meeting; (iv) set forth the requirements and procedures for calling a special stockholder meeting; (v) establish advance notice procedures for stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before any meeting of stockholders; (vi) establish a classified board of directors in which directors will be divided into three classes; (vii) provide for indemnification of the Company’s directors, executive officers, other officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law; and (viii) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions and proceedings. The Restated Bylaws may be amended upon the approval of holders at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, or, subject to certain limitations set forth therein, by the Board.

A summary of certain provisions of the Restated Bylaws is set forth in the section titled “Description of Capital Stock” in the prospectus filed by the Company pursuant to Rule 424(b)(4) under the Securities Act on February 12, 2014, which summary is hereby incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the Company’s Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 19, 2014, the Company closed its initial public offering of 3,500,000 shares of the Company’s common stock at a price of $5.75 per share for total gross proceeds of $20,125,000, less underwriting discounts and commissions. In addition, the Company granted the underwriter a 30-day option to purchase an additional 525,000 shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.1	Restated Certificate of Incorporation of Amedica Corporation, effective as of February 19, 2014.

3.2	Restated Bylaws of Amedica Corporation, effective as of February 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: February 20, 2014	By:	/s/ Kevin J. Ontiveros
Kevin J. Ontiveros Chief Legal Officer